EX-99(e)(1)
                             UNDERWRITING AGREEMENT

                                     BETWEEN

                             NATIONWIDE MUTUAL FUNDS

                                       AND

                        NATIONWIDE FUND DISTRIBUTORS, LLC

         AGREEMENT, made as of the 1st day of May, 2007, by and between Nationwide Mutual Funds (formerly, Gartmore Mutual Funds) (the "Trust"), a Delaware statutory trust, and Nationwide Fund Distributors LLC (formerly, Gartmore Distribution Services, Inc.), a Delaware limited liability company, (the "Underwriter").

                              W I T N E S S E T H:

         WHEREAS, the Underwriter is an affiliate of Nationwide Securities, Inc. (formerly Nationwide Advisory Services, Inc.), which was the previous principal underwriter of the Trust; and

         WHEREAS, the Trust is engaged in business as an open-end management investment company, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and is so registered with the Securities and Exchange Commission (the "SEC") under the provisions of that Act; and

         WHEREAS, it is mutually desired that the Underwriter undertake as agent of the Trust, the sale and distribution of Shares of each of the investment portfolios of the Trust which are listed on Schedule A to this Agreement (each a "Fund");

         NOW, THEREFORE, the parties do mutually agree and promise as follows:

         1. APPOINTMENT AS UNDERWRITER. The Trust hereby appoints the Underwriter its agent for the sale of the Shares covered by the registration statement for the Trust. As used in this Agreement, the "registration statement" shall refer to the Trust's current registration on Form N-1A and shall include the prospectus (Part A), Statement of Additional Information (Part B) and Part C, and together the current prospectus and Statement of Additional Information shall be referred to as the "Prospectus." The Trust understands that Underwriter is now and may in the future be the distributor of the shares of several investment companies or series (together, "Companies") including Companies having investment objectives similar to those of the Trust. The Trust agrees that Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph.

         2. DUTIES OF UNDERWRITER. (a) The Underwriter hereby accepts such appointment as distributor for the sale of the Shares and agrees that it will use its best efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation. The Underwriter shall, at its own expense, finance appropriate activities which are primarily intended to result in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

                  (b) In its capacity as Underwriter, Underwriter agrees to act in conformity with the Prospectus and the Trust's Agreement and Declaration of Trust (the "Declaration of Trust") and Bylaws and with instructions received from the Trustees of the Trust and shall conform to and comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the SEC thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934, as amended.

                  (c) The Underwriter may, and when requested by the Trustees or their representatives shall, suspend its efforts to effectuate sales of Shares on behalf of the Trust at any time when in the opinion of the Underwriter or of the Trustees no sales should be made because of market or other economic considerations or abnormal circumstances of any kind. The Trust and its Trustees may withdraw the offering of the Shares (i) at any time with the consent of the Underwriter, or (ii) without such consent when so required by the provisions of any statute or of any order, rule or regulation of any governmental body having jurisdiction. It is mutually understood and agreed that the Underwriter does not undertake to sell all or any specific portion of the Shares.

                  (d) The Underwriter agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and its prior, present or potential Shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except when requested by the Trust or when requested to divulge such information by duly constituted authorities, after prior notification to and approval in writing by the Trust. Such approval shall not be unreasonably withheld and may not be withheld where the Underwriter may be exposed to civil or criminal contempt proceedings for failure to comply.

         3. SALE AND PAYMENT OF SHARES. (a) The Underwriter shall have the right to purchase Shares of the Funds at the net asset value in effect at the time that orders for such Shares are received by the Trust or its authorized agent and to sell such Shares at the applicable public offering price through dealers or other persons. The public offering price for the Shares of each Fund shall equal to the sum of (a) the net asset value per Share next computed for a Fund by the Trust and (b) any applicable sales charge, all as set forth in the current Prospectus for the Fund. The net asset value of the Shares shall be determined in accordance with the provisions of the Trust's Declaration of Trust and the Prospectus. The Trust shall allow the Underwriter as compensation for its services the particular sales charge applicable to the Shares sold. The Underwriter may fix the portion of the distribution charge to be allowed to dealers and others.

                  (b) The Underwriter agrees that it will deliver or cause to be delivered to the Trust or to its authorized agent, as the Trustees may direct, an amount equal to the net asset value of Shares for which purchase orders have been placed with and accepted by the Underwriter and shall forward to the Trust or its authorized agent, as the Trustees may direct, all orders for the purchase of Shares with reasonable promptness after the receipt and acceptance thereof by the Underwriter; provided, however, that the Underwriter shall have the sole right to accept or reject all orders for the purchase of Shares and will return promptly any rejected order together with the consideration which accompanied it.

         4. ISSUANCE OF SHARES. The Trust reserves the right to issue, transfer or sell Shares, which are otherwise subject to a sales charge, at net asset value (a) in connection with the merger or consolidation of the Trust or the Fund(s) with any other investment company or the acquisition by the Trust or the Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split;
(c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Shares pursuant to any exchange and reinvestment privileges described in the Prospectus of a Fund; (e) in a sale to the Trustees, employees, officers and directors of or salespersons employed by the Underwriter and to officers, directors and employees of any investment adviser of the Trust; and (f) otherwise in accordance with the Prospectus of a Fund.

         5.       The Trust agrees as follows:

                  (1) to use its best efforts to maintain its registration as a diversified open-end management investment company under the 1940 Act, and to comply with all of the provisions of that Act and of the rules and regulations thereunder;

                  (2) to register its Shares under the Securities Act of 1933, as amended (the "Securities Act") and to use its best efforts to maintain such registration;

                  (3) to prepare and file such amendments to the registration statements and Prospectus and other statements or reports as may be necessary to comply with the Securities Act, the 1940 Act, and the rules and regulations of the SEC;

                  (4) to furnish the Underwriter with a sufficient number of Prospectuses to meet the Underwriter's requirements for use in connection with sales of Shares, and that the Underwriter will not be required to use any prospectuses of the Trust which shall not be in form and content satisfactory to counsel for the Underwriter; and

                  (5) at the request of the Underwriter, to take such steps as may be necessary and feasible to qualify Shares for sale in each state, territory or dependency of the United States of America, in the District of Columbia and in foreign countries, in accordance with the laws thereof, and to renew or extend any such qualification; provided, however, that the Trust shall not be required to qualify Shares or to maintain the qualification of Shares in any state, territory, dependency, district or country where they shall deem such qualification disadvantageous to the Trust.

         6.       The Underwriter agrees as follows:

                  (1) that the Underwriter and its officers or directors will purchase and keep Shares only for investment purposes;

                  (2) that it will not purchase Shares from the Shareholders except as agent for the Trust;
                  (3) that upon the request of the Trust or its representative it will furnish to the Trust or such representative any information in its possession which is pertinent to the preparation of any Registration Statement, Prospectus or amendment thereto, or any report required by law or regulation; and

                  (4) that neither the Underwriter nor any other person authorized by it to solicit purchases of Shares shall give any information or make any representations, other than those contained in the Registration Statement or Prospectus or in any supplemental sales literature authorized by the Trust for use in connection with the sale of shares.

         7. FEES AND EXPENSES. The Trust may pay a distribution fee to the Underwriter determined in accordance with any applicable Distribution Plan adopted by the Trustees and approved by the shareholders pursuant to Rule 12b-1 under the 1940 Act. The Underwriter will be deemed to have performed all services required to be performed in order to be entitled to receive its distribution fee with respect to shares of each Fund upon the settlement of each sale of its shares taken into account in determining such distribution fees.

         The Underwriter shall pay expenses for (i) printing and distributing any prospectus and preparing, printing and distributing any other literature used by the Underwriter in connection with the offering of the Shares for sale to the public (except such expenses as may be incurred by the Trust in connection with the preparation, printing and distribution of any Prospectus, report or other communication to Shareholders, to the extent that such expenses are necessarily incurred to effect compliance by the Trust with any Federal or state law or to enable such distribution to Shareholders), and (ii) expenses of advertising in connection with such offering. The Trust will pay or cause to be paid (i) all fees and expenses for the issue and delivery of Shares, and (ii) all auditing expenses of the Trust.

         8. REPURCHASE OF SHARES. The Trustees hereby appoint the Underwriter its agent to repurchase Shares, upon the written request of the Shareholders, accompanied by the certificate or certificates representing such Shares (if certificates for such Shares have been issued by the Trust) properly endorsed for transfer, at the net asset value in effect at the time when the sale is made.

         9. INDEMNIFICATION. (a) The Trust agrees to indemnify, defend and hold the Underwriter, its directors, officers and employees, and any person who controls the Underwriter within the meaning of Section 15 of the Securities Act ("Underwriter Affiliates") free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Underwriter and the Underwriter Affiliates may incur under the Securities Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in either any registration statement or any prospectus or necessary to make the statements in either thereof not misleading. Provided, however, that the Trust's agreement to indemnify the Underwriter and the Underwriter Affiliates shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any information or representations which were furnished in writing to the Trust by the Underwriter, or arising out of or based upon any omission or alleged omission to state a material fact in connection with the giving of such information required to be stated in such answers or necessary to make the answers not misleading; and further provided that the Trust's agreement to indemnify Underwriter and the Underwriter Affiliates shall not be deemed to cover any liability to the Trust or its Shareholders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of the Underwriters reckless disregard of its obligations and duties under this Agreement.

                  (b) The Underwriter agrees to indemnify, defend and hold the Trust, its several officers and Trustees and any person who controls the Trust within the meaning of Section 15 of the Securities Act ("Trust Affiliates") free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust and the Trust Affiliates may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust or the Trust Affiliates resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by the Underwriter to the Trust and used in the answers to any of the items of the registration statement or in the Prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by the Underwriter to the Trust required to be stated in such answers or necessary to make such information not misleading.

         10. TERM, DURATION AND TERMINATION. The term of this Agreement shall begin as of the date first written above (or, if a particular Fund is not in existence on that date, the date an amendment to Schedule A to this Agreement adding the new Fund is executed) and, unless sooner terminated as provided herein, shall remain in effect for a period of two (2) years from that date. Thereafter, if not terminated, this Agreement shall continue in effect from year to year thereafter provided such continuance shall be approved at least annually by (a) a majority of the Trustees or by the affirmative vote or written approval of the holders of a majority of the outstanding Shares and (b) a majority of the Trustees who are not parties to this Agreement or "Interested Persons" of any such party, the term "interested person" having the meaning defined in Section 2(a)(19) of the 1940 Act. This Agreement is terminable without penalty, on not less than sixty days' prior written notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of the Trust or by the Underwriter. This Agreement will also terminate automatically in the event of its assignment (as such term is defined in the 1940 Act).

         11. AMENDMENT. This Agreement may not be amended or changed in any manner except by a written agreement executed by both the Trust and the Underwriter.

         12. JURISDICTION. This Agreement shall be governed by and in accordance with the substantive laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the 1940 Act. In case of any conflict, the 1940 Act shall control.

         13. NATIONWIDE MUTUAL FUNDS AND ITS TRUSTEES. The terms "Nationwide Mutual Funds" and the "Trustees of Nationwide Mutual Funds" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of September 30, 2004 as has been or may be amended from time to time, and to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of Delaware and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                            NATIONWIDE MUTUAL FUNDS


                                            By: /s/ JOHN GRADY
                                                --------------------------------
                                            Name: John Grady
                                            Title: President


                                            NATIONWIDE FUND DISTRIBUTORS LLC


                                            By: /s/ GERALD J. HOLLAND
                                                --------------------------------
                                            Name: Gerald J. Holland
                                            Title: SVP-COO

                                   SCHEDULE A

                             Underwriting Agreement
                       between Nationwide Mutual Funds and
                        Nationwide Fund Distributors LLC

                             Effective May 1, 2007*

NAME OF FUND
Nationwide Fund
Nationwide Growth Fund
Nationwide Mid Cap Growth Leaders Fund
Nationwide Bond Fund
Nationwide Tax-Free Income Fund
Nationwide Government Bond Fund
Nationwide Money Market Fund
Nationwide Large Cap Value Fund
Nationwide Small Cap Fund
Nationwide Short Duration Bond Fund
Nationwide Enhanced Income Fund
Nationwide U.S. Growth Leaders Fund
Nationwide Value Opportunities Fund
Nationwide S&P 500 Index Fund
Nationwide Small Cap Index Fund
Nationwide Mid Cap Market Index Fund
Nationwide International Index Fund
Nationwide Bond Index Fund
Nationwide Investor Destinations Aggressive Fund
Nationwide Investor Destinations Moderately Aggressive Fund
Nationwide Investor Destinations Moderate Fund
Nationwide Investor Destinations Moderately Conservative Fund
Nationwide Investor Destinations Conservative Fund
NorthPointe Small Cap Value Fund
NorthPointe Small Cap Growth Fund
Nationwide Global Technology and Communications Fund
Nationwide Global Health Sciences Fund
Nationwide Emerging Markets Fund
Nationwide International Growth Fund
Nationwide Worldwide Leaders Fund
Nationwide Global Financial Services Fund
Nationwide Global Utilities Fund
Nationwide Leaders Fund
Nationwide Micro Cap Equity Fund
Nationwide Mid Cap Growth Fund
Nationwide U.S Growth Leaders Long-Short Fund
Nationwide China Opportunities Fund
Nationwide Global Natural Resources Fund

Nationwide Optimal Allocations Fund:  Growth
Nationwide Optimal Allocations Fund:  Moderate Growth
Nationwide Optimal Allocations Fund:  Moderate
Nationwide Optimal Allocations Fund:  Specialty
Nationwide Optimal Allocations Fund:  Defensive
Nationwide Small Cap Leaders Fund
Nationwide Hedged Core Equity Fund
Nationwide Small Cap Growth Opportunities Fund
Nationwide Small Cap Value Fund
Nationwide Small Cap Core Fund
Nationwide Market Neutral Fund

------------

*    As most recently approved at the January 11, 2007 Board Meeting.

                                            NATIONWIDE MUTUAL FUNDS

                                            By: /s/ JOHN GRADY
                                                --------------------------------
                                            Name: John Grady
                                            Title: President

                                            NATIONWIDE FUND DISTRIBUTORS LLC


                                            By: /s/ GERALD J. HOLLAND
                                                --------------------------------
                                            Name: Gerald J. Holland
                                            Title: SVP-COO